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                                   SALES PLAN

SALES PLAN dated November 14, 2001 (this "Sales Plan") between The Estate of Michael Chowdry, represented by Linda Chowdry and John S. Blue, acting jointly as Trustees of the Trust (collectively the "Seller") and Morgan Stanley & Co. Incorporated ("Morgan Stanley"), acting as agent for Seller.

A.    RECITALS

      1. This Sales Plan is entered into between Seller and Morgan Stanley for the purpose of establishing a trading plan that complies with the requirements of Rule 10b5-1(c)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      2. Seller is establishing this Sales Plan in order to permit the orderly disposition of a portion of Seller's holdings of the Common Stock, par value $.01 per share (the "Stock"), of Atlas Air Worldwide Holdings, Inc. (the "Issuer").

B.    SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

      1. As of the date hereof, Seller is not aware of any material nonpublic information concerning the Issuer or its securities. Seller is entering into this Sales Plan in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws.

      2. The securities to be sold under this Sales Plan are owned free and clear by Seller and are not subject to any agreement granting any pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or any other limitation on disposition, other than those which may have been entered into between Seller and Morgan Stanley or imposed by Rules 144 or 145 under Securities Act of 1933, as amended (the "Securities Act").

      3. While this Sales Plan is in effect, Seller agrees not to enter into or alter any corresponding or hedging transaction or position with respect to the securities covered by this Sales Plan (including, without limitation, with respect to any securities convertible or exchangeable into the Stock) and agrees not to alter or deviate from the terms of this Sales Plan.

      4. Seller agrees that Seller shall not, directly or indirectly, communicate any information relating to the Stock or the Issuer to any employee of Morgan Stanley or its affiliates who is involved, directly or indirectly, in executing this Sales Plan at any time while this Sales Plan is in effect. Any notice given to Morgan Stanley pursuant to this Sales Plan shall be given in accordance with paragraph G.4.

      5. Seller agrees to notify Morgan Stanley's compliance officer by telephone at the number set forth in paragraph G.4 below as soon as practicable if Seller becomes aware of the occurrence of any event contemplated by paragraph
C.4 below. Such


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notice shall indicate the anticipated duration of the restriction, but shall not include any other information about the nature of the restriction or its applicability to Seller and shall not in any way communicate any material nonpublic information about the Issuer or its securities to Morgan Stanley.

      6. The execution and delivery of this Sales Plan by Seller and the transactions contemplated by this Sales Plan will not contravene any provision of applicable law or any agreement or other instrument binding on Seller or any of Seller's affiliates or any judgment order or decree of any governmental body, agency or court having jurisdiction over Seller or Seller's affiliates.

      7. Seller has consulted with Seller's own advisors as to the legal, tax, business, financial and related aspects of, and has not relied upon Morgan Stanley or any person affiliated with Morgan Stanley in connection with, Seller's adoption and implementation of this Sales Plan.

      8. (a) Seller agrees to make all filings, if any, required under Sections 13(d), 13(g) and 16 of the Exchange Act in a timely manner, to the extent any such filings are applicable to Seller.

            (b) Seller agrees that Seller shall at all times during the Plan Sales Period (as defined below), in connection with the performance of this Sales Plan, comply with all applicable laws, including, without limitation,
Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

      9.    (a)   Seller represents and warrants that the Stock to be sold
pursuant to this Sales Plan is currently eligible for sale under Rule 144 or 145.

            (b) Seller agrees not to take, and agrees to cause any person or entity with which Seller would be required to aggregate sales of Stock pursuant to paragraph (a)(2) or (e) of Rule 144 not to take, any action that would cause the sales hereunder not to meet all applicable requirements of Rule 144.

            (c) Seller agrees to complete, execute and deliver to Morgan Stanley Forms 144 for the sales to be effected under this Sales Plan at such times and in such numbers as Morgan Stanley shall request, and Morgan Stanley agrees to file such Forms 144 on behalf of Seller as required by applicable law.

            (d) Seller hereby grants Morgan Stanley a power of attorney to complete and/or file on behalf of Seller any required Forms 144. Notwithstanding such power of attorney, Seller acknowledges that Morgan Stanley shall have no obligation to complete or file Forms 144 on behalf of Seller except as set forth in subparagraph (c).

            (e) Morgan Stanley agrees to conduct all sales pursuant to this Sales Plan in accordance with the manner of sale requirement of Rule 144 of the Securities Act and in no event shall Morgan Stanley effect any sale if such sale would exceed the then-applicable amount limitation under Rule 144 assuming Morgan Stanley's sales


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pursuant to this Sales Plan and any sales of which Morgan Stanley received notice pursuant to paragraph B.13 below are the only sales subject to that limitation.

      10. Seller acknowledges and agrees that Seller does not have, and shall not attempt to exercise, any influence over how, when or whether to effect sales of Stock pursuant to this Sales Plan. Seller and Morgan Stanley acknowledge and agree that Morgan Stanley shall not sell Stock pursuant to this Sales Plan at any time when any person at Morgan Stanley with influence over how, when or whether to effect such sale is aware of material non-public information concerning the Issuer or its securities.

      11. (a) Seller represents that Seller is not entering into the Sales Plan on behalf of, or with the assets of, an individual retirement account or individual retirement annuity, or any employee retirement or employee benefit plan (such as, for example, a Keogh or "HR-10" plan).

          (b) Seller represents that Seller is not an "employee benefit plan" within meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, or a "plan" as defined under Section 4975(e) of the Internal Revenue Code of 1986, as amended, or an entity whose underlying assets include the assets of any such plan by reason of such a plan's investment in such entity.

      12. Seller agrees to complete, execute and deliver to Morgan Stanley a seller representation letter dated as of the date hereof substantially in the form of Exhibit A prior to the commencement of the Plan Sales Period.

      13. Seller agrees that until this Sales Plan has been terminated Seller shall not, without providing prior written notice to Morgan Stanley (i) enter into a binding contract with respect to the purchase or sale of Stock with another broker, dealer or financial institution (each, a "Financial Institution"), (ii) instruct another Financial Institution to purchase or sell Stock or (iii) adopt a plan for trading with respect to Stock other than this Sales Plan.

C.    IMPLEMENTATION OF THE PLAN

      1. Seller hereby appoints Morgan Stanley to sell shares of Stock pursuant to the terms and conditions set forth below. Subject to such terms and conditions, Morgan Stanley hereby accepts such appointment.

      2. Morgan Stanley is authorized to begin selling Stock pursuant to this Sales Plan on [November 15 (date of 3rd Q 10-Q] and shall cease selling Stock on the earliest to occur of (i) the date on which Morgan Stanley is required to suspend or terminate sales under the Sales Plan pursuant to paragraph D.1 below,
(ii) the date on which Morgan Stanley receives notice of the death of Linda Chowdry, (iii) the date on which the Issuer or any other person publicly announces a tender or exchange offer with respect to the Stock or a merger, acquisition, reorganization, recapitalization or comparable transaction affecting the securities of the Issuer as a result of which the Stock is to be exchanged or converted into cash and/or shares of another company,


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(iv) the date on which Morgan Stanley receives notice of the commencement or impending commencement of any proceedings in respect of or triggered by Seller's bankruptcy or insolvency, (v) the date that the aggregate number of shares of Stock sold pursuant to this Sales Plan reaches 1,500,000 shares or (vi)
November 15, 2002 (the "Plan Sales Period").

      3. (a) During the Plan Sales Period, Morgan Stanley shall sell 125,000 shares of Stock for the account of Seller during each 30 calendar day period, the timing of each sale to be determined by Morgan Stanley in its sole discretion.

      4.    Morgan Stanley shall not sell Stock hereunder at any time when:

                  (i) Morgan Stanley, in its sole discretion, has determined that a market disruption, banking moratorium, outbreak or escalation of hostilities or other crisis or calamity that could, in Morgan Stanley's judgment, impact sales of the Stock has occurred; or

                  (ii) Morgan Stanley, in its sole discretion, has determined that it is prohibited from doing so by a legal, contractual or regulatory restriction applicable to it or its affiliates or to Seller or Seller's affiliates (other than any such restriction relating to Seller's possession or alleged possession of material nonpublic information about the Issuer or the Stock); or

                  (iii) Morgan Stanley has received notice from the Seller that during the Plan Sales Period, a legal, contractual or regulatory restriction that is applicable to Seller or Seller's affiliates, including, without limitation, any restriction related to a merger or acquisition or a stock offering requiring an affiliate lock-up, would prohibit any sale pursuant to the Sales Plan (other than any such restriction relating to Seller's possession or alleged possession of material nonpublic information about the Issuer or its securities).

                  (iv) Morgan Stanley has received notice from Seller to
            terminate the Sales Plan in accordance with paragraph D.1 below.

      5. (a) Seller agrees to deliver the Stock to be sold pursuant to this Sales Plan (the "Plan Shares") into an account at Morgan Stanley in the name of and for the benefit of Seller (the "Plan Account") prior to the commencement of sales under this Sales Plan.

            (b) Morgan Stanley shall withdraw Stock from the Plan Account in order to effect sales of Stock under this Sales Plan. Morgan Stanley agrees to notify Seller promptly if at any time during the Plan Sales Period the number of shares of Stock in the Plan Account is less than the number of Plan Shares remaining to be sold pursuant to this Sales Plan. Upon such notification, Seller agrees to deliver promptly to the Plan Account the number of shares of Stock necessary to eliminate this shortfall.


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          (c) To the extent that any Stock remains in the Plan Account after the end of the Plan Sales Period or upon termination of this Sales Plan, Morgan Stanley agrees to return such Stock promptly to the Issuer's transfer agent for relegending to the extent that such Stock would then be subject to transfer restrictions in the hands of the Seller.

      6. Morgan Stanley shall in no event effect any sale under this Sales Plan if the Stock to be sold is not in the Plan Account.

      7. Morgan Stanley may sell Stock on any national securities exchange, in the over-the-counter market, on an automated trading system or otherwise. Seller agrees that if Morgan Stanley is a market maker in the Stock at the time that any sale is to be made under this Sales Plan, Morgan Stanley may, at its sole discretion, purchase the Stock from Seller in its capacity as market maker. Morgan Stanley shall sell the Stock under ordinary principle of best execution at the then prevailing market price.

      8. Morgan Stanley shall promptly notify the Seller in writing of any sales made by Morgan Stanley pursuant to this Sales Plan.

D.    TERMINATION

      1. This Sales Plan may not be terminated prior to the end of the Plan Sales Period, except that:

                  (i) upon three days prior written notice sent to Morgan
            Stanley's compliance office by overnight mail and by facsimile at the address and fax number set forth in paragraph G.4 below, it may be suspended or terminated by Seller at any time:

                        (A) if legal or regulatory restrictions applicable to
                  Seller or Seller's affiliates (other than any such restrictions relating to Seller's possession or alleged possession of material nonpublic information about the Issuer or the Stock) would prevent Morgan Stanley from selling Stock for Seller's account during the Plan Sales Period; or

                        (B) if Seller is not aware of any material nonpublic
                  information concerning the Issuer or its securities and delivers to Morgan Stanley a certificate of Seller dated as of the date of the notice representing that as of the date thereof, Seller is not aware of any material nonpublic information concerning the Issuer or its securities.


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      2. Seller agrees that Morgan Stanley will execute this Sales Plan in accordance with its terms and will not be required to suspend or terminate any sales of the Stock unless Morgan Stanley has received notice from Seller in accordance with paragraph C.4 or D.1 above at least three days prior to the date on which this Sales Plan is to be suspended or terminated.

      3. This Sales Plan may be amended by Seller only upon the written consent of Morgan Stanley and receipt by Morgan Stanley of a certificate signed by Seller certifying that the representations and warranties of Seller contained in this Sales Plan are true at and as of the date of such certificate as if made at and as of such date.

E.    INDEMNIFICATION

      1. (a) Seller agrees that Morgan Stanley has no obligation with respect to whether this agreement meets the provision of Rule 10b5-1, and Seller hereby indemnifies and holds harmless Morgan Stanley from and against any losses, claims, damages, expenses and liabilities to which Morgan Stanley may become liable arising out of or relating to (i) any assertion that this agreement does not satisfy Rule 10b5-1 or that any of the sales made pursuant to this agreement constitute violations by Seller of Rule 10b-5 or of state securities laws or regulations, (ii) any related regulatory investigation or inquiry relating to this agreement or the Sales Plan or (iii) the services performed by Morgan Stanley in connection with the provisions of this Sales Plan unless, in any case, there is a final determination by an arbitration panel or court of competent jurisdiction that Morgan Stanley has been grossly negligent in connection with services provided hereunder. This indemnification shall survive for three years following termination of the Sales Plan.

          (b) Notwithstanding any other provision hereof, Morgan Stanley shall not be liable to Seller for:

                  (i) special, indirect, punitive, exemplary or consequential damages, or incidental losses or damages of any kind, even if advised of the possibility of such losses or damages or if such losses or damages could have been reasonably foreseen, or

                  (ii) any failure to perform or to cease performance or any delay in performance that results from a cause or circumstance that is beyond its reasonable control, including but not limited to failure of electronic or mechanical equipment, strikes, failure of common carrier or utility systems, severe weather, market disruptions or other causes commonly known as "acts of God".

F.    AGREEMENT TO ARBITRATE

      1. (a) Any dispute between Seller and Morgan Stanley arising out of, relating to or in connection with this Sales Plan or any transaction relating to this Sales Plan shall be determined by arbitration only before the New York Stock Exchange, Inc.;


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the National Association of Securities Dealers, Inc.; or the Municipal
Securities Rulemaking Board, as Seller may elect. If Seller makes no written election addressed to Morgan Stanley by registered mail within ten business days after receiving a written demand for arbitration from Morgan Stanley, Seller authorizes Morgan Stanley to elect one of the above listed forums for Seller.

            (b) Unless rules of the arbitral forum dictate otherwise, any arbitration proceeding between Seller and Morgan Stanley shall be held at a location at which the selected forum regularly conducts such proceedings nearest to the Morgan Stanley office carrying Seller's accounts at the time the claim arose; this venue shall apply even if Seller has related disputes with other parties which cannot be resolved in the same locale. Except for simplified proceedings (small claims), any arbitration proceeding between Seller and Morgan Stanley shall be heard and decided by a panel of not fewer than three arbitrators.

            (c) The law of the State of New York shall apply in all respects, including but not limited to determination of applicable statutes of limitation and available remedies. The award of the arbitrator or a majority of arbitrators shall be final, and judgment on the award may be entered in any state or federal court having jurisdiction.

      2. Seller represents that Seller understands the terms of the above arbitration clause as follows:

                  (i)   Arbitration is final and binding on the parties.

                  (ii) The parties are waiving their right to seek remedies in court, including the right to jury trial.

                  (iii) Pre-arbitration discovery is generally more limited than and different from court proceedings.

                  (iv) The panel of arbitrators will typically include a
            minority of arbitrators who were or are affiliated with the securities industry.

                  (v) The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

                  (vi) No person shall bring a putative or certified class
            action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until:

                        (A)   the class certification is denied;

                        (B)   the class is decertified; or


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                        (C)   the customer is excluded from the class by the
                              court.

Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Sales Plan except to the extent stated herein.

G.    GENERAL.

      1. Proceeds from each sale of Stock effected under the Sales Plan will be delivered to Seller's account (SPECIFY ACCOUNT) 14-A7784 on a normal three-day settlement basis less any commission, commission equivalent, mark-up or differential and other expenses of sale to be paid to Morgan Stanley [, provided that any commission hereunder shall be $.06 per share of Stock sold].

      2. In the event that it is necessary for Morgan Stanley to borrow or purchase shares of Stock in order to complete any sale on behalf of Seller pursuant to this Sales Plan, Seller authorizes Morgan Stanley to borrow or purchase such shares and agrees to be responsible for any expense or loss which Morgan Stanley may sustain relating to such borrowing or purchase, including any expense or loss Morgan Stanley may sustain as a result of its inability to borrow or purchase shares of the Stock to complete its delivery obligation.

      3. This Sales Plan constitutes the entire agreement between the parties with respect to this Sales Plan and supersedes any prior agreements or understandings with regard to the Sales Plan.

      4. (a) All notices to Morgan Stanley under this Sales Plan shall be given to Morgan Stanley's compliance office in the manner specified by this Sales Plan by telephone at 212-762-4799, by facsimile at 212-762-9823 or by certified mail to the address below:

            Morgan Stanley & Co. Incorporated
            Attn:  Robert Koppernal or Compliance Officer
            1221 Avenue of the Americas
            44th Floor
            New York, NY  10020
            Tel No.:

            (b) All notices to Seller under this Sales Plan shall be given to John Blue, by telephone at 303-526-5050, by facsimile at 303-526-3188 or by certified mail to the address below:

            John Blue
            538 Commons Drive
            Golden, CO  80401

      5. Seller's rights and obligations under this Sales Plan may not be assigned or delegated without the written permission of Morgan Stanley.


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      6. This Sales Plan may be signed by any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      7. If any provision of this Sales Plan is or becomes inconsistent with any applicable present or future law, rule or regulation, that provision will be deemed modified or, if necessary, rescinded in order to comply with the relevant law, rule or regulation. All other provisions of this Sales Plan will continue and remain in full force and effect.

      8. This Sales Plan will be governed by and construed in accordance with the internal laws of the State of New York and may be modified or amended only by a writing signed by the parties hereto.

      9. Seller and Morgan Stanley acknowledge and agree that this Sales Plan is a "securities contract," as such term is defined in Section 741(7) of Title 11 of the United



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      IN WITNESS WHEREOF, the undersigned have signed this Sales Plan as of the date first written above.

                                      The Estate of Michael Chowdry






                                      By  /s/ Linda  Chowdry
                                          --------------------------------------
                                          Linda Chowdry




                                      By  /s/ John S. Blue
                                          --------------------------------------
                                          John S. Blue




                                      Morgan Stanley & Co. Incorporated




                                      ------------------------------------------
                                      Name:
                                      Title: